UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

May 30, 2006

Date of Report (date of earliest event reported)

ACTUATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 837-2000

(Registrant's telephone number, including area code)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement

On May 30, 2006, the Compensation Committee of the Company's Board of Directors granted each non-employee director a non-qualified option to purchase 30,000 shares of the Company's common stock under the Actuate Software Corporation 1998 Equity Incentive Plan (Amended and Restated) (the "Option Plan"). The exercise price of each stock option is $4.03, the closing sales price on the Nasdaq National Market for one share of the Company's common stock on the date of the grant. The options have a maximum term of ten years, subject to earlier termination following the optionees' cessation of service on the Company's Board of Directors and shall be fully exercisable on and after one year from the date of grant, subject to termination or acceleration as provided in the Option Plan.

Item 9.01. Financial Statements and Exhibits.

99.1 Actuate Corporation 1998 Equity Incentive Plan Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUATE CORPORATION

(Registrant)

Date: May 31, 2006

/s/ Daniel A. Gaudreau

Daniel A. Gaudreau

Chief Financial Officer and Senior Vice President, Operations

Exhibit 99.1

Actuate Corporation 1998 Equity Incentive Plan

Stock Option Agreement

Tax Treatment	This option is intended to be an incentive stock option under section 422 of the Internal Revenue Code or a nonstatutory option, as provided in the Notice of Stock Option Grant.
Vesting

This option becomes exercisable in installments, as shown in the Notice of Stock Option Grant. In addition, this option becomes exercisable in full if the Corporation is subject to a "Change in Control" (as defined in the Plan) while you are an employee, consultant or director of the Corporation or a subsidiary of the Corporation. However, this option shall not accelerate to the extent that the option is assumed, in connection with the Change in Control, by the successor corporation. If your service is Involuntarily Terminated within 12 months of a Change in Control, vesting will accelerate in full.

No additional shares become exercisable after your service as an employee, consultant or director of the Corporation or a subsidiary of the Corporation has terminated for any reason.

Term

This option expires in any event at the close of business at Corporation headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Notice of Stock Option Grant. (It will expire earlier if your service terminates, as described below.)

Nature Of Plan

By signing the cover sheet, you acknowledge that the Plan is wholly discretionary in nature and that your participation in the Plan is voluntary. You further acknowledge that the Corporation has reserved the right to amend, suspend or terminate the Plan at any time, and that the grant of an option in one year or at any time does not in any way create any contractual or other right to receive future grants of options in any future year or in any given amount.

Regular Termination

If your service as an employee, consultant or director of the Corporation or a subsidiary of the Corporation terminates for any reason except death or total and permanent disability, then this option will expire at the close of business at Corporation headquarters on the date three months after your termination date. The Corporation determines when your service terminates for this purpose.

Death

If you die while an employee, consultant or director of the Corporation or a subsidiary of the Corporation, then this option will expire at the close of business at Corporation headquarters on the date 12 months after the date of death.

Disability

If your service as an employee, consultant or director of the Corporation or a subsidiary of the Corporation terminates because of your total and permanent disability, then this option will expire at the close of business at Corporation headquarters on the date 12 months after your termination date.

For all purposes under this Agreement, "total and permanent disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Leaves of Absence

For purposes of this option, your service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Corporation in writing and if continued crediting of service is required by the terms of the leave or by applicable law. But your service terminates when the approved leave ends, unless you immediately return to active work.

Restrictions on Exercise	The Corporation will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.
Notice of Exercise

When you wish to exercise this option, you must notify the Corporation by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Corporation.

If someone else wants to exercise this option after your death, that person must prove to the Corporation's satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the option exercise price for the shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms:

  Your personal check, a cashier's check or a money order.

  Certificates for shares of Corporation common stock that you own, along with any forms needed to effect a transfer of those shares to the Corporation. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of Corporation common stock, you may attest to the ownership of those shares on a form provided by the Corporation and have the same number of shares subtracted from the option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Corporation common stock in payment of the exercise price if your action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

  Irrevocable directions to a securities broker approved by the Corporation to sell all or part of your option shares and to deliver to the Corporation from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special "Notice of Exercise" form provided by the Corporation.

  With the consent of the Board of Directors, all or part of the purchase price may be paid with a full-recourse promissory note. However, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

Withholding Taxes and Stock Withholding

You will not be allowed to exercise this option unless you make arrangements acceptable to the Corporation to pay any withholding taxes that may be due as a result of the option exercise. These arrangements may include withholding shares of Corporation common stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

You further agree that if you have not made satisfactory arrangements for payment of taxes by the date of exercise of this option, then the Corporation is authorized to instruct the broker issuing shares in connection with the exercise to sell a sufficient number of shares to cover all applicable withholding taxes.

Restrictions on Resale

By signing this Agreement, you agree not to sell any option shares at a time when applicable laws, Corporation policies or an agreement between the Corporation and its underwriters prohibit a sale. This restriction will apply as long as you are an employee, consultant or director of the Corporation or a subsidiary of the Corporation.

Transfer of Option

Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For example, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or a beneficiary designation.

Regardless of any marital property settlement agreement, the Corporation is not obligated to honor a notice of exercise from your former spouse, nor is the Corporation obligated to recognize your former spouse's interest in your option in any other way.

Retention Rights

Nothing in this option or in the Plan shall give you any right to continue in the employ or service of the Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary employing or retaining you) or your rights, which rights are hereby expressly reserved by each, to terminate your service at any time and for any reason, with or without cause.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Corporation until you have exercised this option by giving the required notice to the Corporation and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Adjustments

In the event of a stock split, a stock dividend or a similar change in Corporation common stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

Extraordinary Item of Compensation

The value of the option is an extraordinary item of compensation outside the scope of your employment contract, if any, and is not to be considered part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Corporation regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.